EXHIBIT 16



March 17, 2005


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Secured Data, Inc. ("SD") and, under the date of May 7, 2004, we reported on the consolidated financial statements of SD as of and for the year ended December 31, 2003. On March 14, 2005, we were notified by SD that they have engaged new auditors. We have read SD's statements included under Item 4 of its Form 8-K dated March 17, 2005, and we agree with such statements, except that we are not in a position to agree or disagree with SDs statement that during the most recent fiscal year ended December 31, 2003, and the subsequent interim periods prior to Epstein, Weber & Conover, PLC's dismissal, SD did not consult with other auditors regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Very truly yours,

/s/ EPSTEIN, WEBER & CONOVER, PLC
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    EPSTEIN, WEBER & CONOVER, PLC